Exhibit 10.1

Teledyne Technologies Incorporated,

Teledyne FLIR, LLC

and

U.S. Bank National Association,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 14, 2021

to the Indenture dated as of August 3, 2020

2.500% Notes due 2030

i

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of May 14, 2021 (the “Supplemental Indenture”), between Teledyne FLIR, LLC (f/k/a Firework Merger Sub II, LLC), a Delaware limited liability company (“TDY FLIR”), as successor by merger to FLIR Systems, Inc., a Delaware corporation (the “Company”), Teledyne Technologies Incorporated, a Delaware corporation (the “Parent Guarantor”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of August 3, 2020 (the “Base Indenture”), as supplemented by the First Supplemental Indenture thereto, dated as of August 3, 2020 (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), providing for the issuance by the Company of its 2.500% unsecured senior notes due 2030 (the “Notes”);

WHEREAS, Section 9.01(a) of the Base Indenture provides that, without the consent of any Holders of the Notes, the Company and the Trustee may enter into one or more supplemental indentures to evidence the succession of another Person to the Company under the Indenture and the assumption by such successor of the obligations of the Company under the Indenture (the “Assumption and Succession”);

WHEREAS, Section 6.01 of the First Supplemental Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, sell, transfer or lease (as lessor) its properties and assets as, or substantially as, an entirety to any Person unless, among other things, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company as, or substantially as, an entirety shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed;

WHEREAS, Section 8.02 of the Base Indenture provides that upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the “Company” therein, and thereafter, the Company shall be discharged from all obligations and covenants under the Indenture and the Notes;

WHEREAS, the Company entered into an Agreement and Plan of Merger, dated as of January 4, 2021, by and among the Company, Parent Guarantor, Firework Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent Guarantor (“Merger Sub I”) and Firework Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent Guarantor (“Merger Sub II”), pursuant to which (i) Merger Sub I will be merged with and into the Company, with the Company as the surviving corporation in accordance with the Delaware General Corporation Law (“Merger I”), and immediately thereafter (ii) Parent Guarantor will cause the Company, as the surviving corporation in Merger I, to merge with and into Merger Sub II, with Merger Sub II (to be renamed TDY FLIR), as the surviving company in such merger (“Merger II”) (collectively, the “Transactions”);

WHEREAS, each of the Company and TDY FLIR has duly authorized the execution and delivery of this Second Supplemental Indenture to provide for the Assumption and Succession;

WHEREAS, Section 9.01(k) of the Base Indenture provides that, without the consent of any Holders of the Notes, the Company and the Trustee may enter into one or more supplemental indentures to add one or more guarantors with respect to the Notes as parties to the Indenture;

WHEREAS, the Parent Guarantor is not under any obligation to guarantee any of the Company’s or TDY FLIR’s obligations under the Notes or the Indenture but in connection with the Transactions desires to guarantee unconditionally all of TDY FLIR’s obligations under the Notes and the Indenture pursuant to a guarantee on the terms and conditions set forth herein;

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Parent Guarantor, TDY FLIR and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, TDY FLIR and the Parent Guarantor covenant and agree with the Trustee, for the equal and ratable benefit of the Holders of the Notes, that the Indenture is supplemented and amended, to the extent expressed herein as follows:

1. Generally.

(a) Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Indenture.

(b) The rules of construction set forth in the Indenture shall be applied hereto as if set forth in full herein.

2. Succession to Indenture. As of the effective time of the consummation of Merger II, TDY FLIR hereby assumes the due and punctual payment of the principal of and any premium and interest on the Notes and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed and hereby succeeds to, and is substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if TDY FLIR had been named as the Company in the Indenture.

3. Agreement to Guarantee.

(a) The Parent Guarantor hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns (the “Guarantee”) on an unsecured, unsubordinated basis and equal in right of payment to all existing and future unsecured, unsubordinated indebtedness of the Parent Guarantor, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of TDY FLIR hereunder or thereunder, the punctual payment when due of all monetary obligations of TDY FLIR under the Indenture and the Notes, whether for principal of or interest on the Notes.

(b) The Parent Guarantor hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against TDY FLIR, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of the Parent Guarantor.

(c) The Parent Guarantor, subject to Section 5.07 of the Indenture, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of TDY FLIR, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(d) The Parent Guarantor agrees that if any Holder or the Trustee is required by any court or otherwise to return to TDY FLIR, the Parent Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to any of TDY FLIR or the Parent Guarantor, any amount paid by any of them to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) The Parent Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(f) The Parent Guarantor agrees that (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purpose of this Guarantee.

(g) The Parent Guarantor confirms that the maximum aggregate amount guaranteed hereunder, after giving effect to all other contingent and fixed liabilities of the Parent Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

4. Execution and Delivery. The Parent Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

5. Release.

(a) The Parent Guarantor shall be automatically released and relieved of any obligations under its Guarantee:

(i) upon Legal Defeasance or Covenant Defeasance as permitted under the Indenture, or if TDY FLIR’s obligations under the Indenture are discharged in accordance with the terms of the Indenture in respect of such series of Notes; or

(ii) on the date upon which TDY FLIR ceases to be a Subsidiary of the Parent Guarantor, or upon the sale of the properties and assets of TDY FLIR as, or substantially as, an entirety to any other Person (other than to any Subsidiary of the Parent Guarantor that is organized or established under the laws of the United States of America, any State thereof or the District of Columbia).

(b) Upon delivery by TDY FLIR to the Trustee of an Officers’ Certificate to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of the Parent Guarantor under this Section 5 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of the Parent Guarantor from its obligations under its Guarantee. If the Parent Guarantor is not released from its obligations under the Guarantee, the Parent Guarantor shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes.

(c) If the Parent Guarantor is released from its obligations hereunder pursuant to this Section 5, it shall cease to be the “Parent Guarantor” as defined in and for purposes hereof.

6. No Recourse Against Others. Pursuant to Section 1.14 of the Indenture, no director, officer, employee, incorporator, stockholder, member, manager or partner of the Parent Guarantor shall have any liability for any obligations of the Parent Guarantor under the Notes, the Indenture, the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.

7. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Parent Guarantor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

8. Headings, etc. The headings of Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

9. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed copy shall be deemed an original, but all of them together represent one and the same agreement.

10. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed all as of the date and year first written above.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Stephen F. Blackwood
Name: Stephen F. Blackwood
Title: Senior Vice President and Treasurer

TELEDYNE FLIR, LLC

By:	/s/ Stephen F. Blackwood
Name: Stephen F. Blackwood
Title: Senior Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Linda A. McConkey
Name: Linda A. McConkey
Title: Vice President

[Signature Page to Second Supplemental Indenture]